EXHIBIT 10.42


                 HOME PROPERTIES OF NEW YORK, INC.
                      2000 STOCK BENEFIT PLAN


1.   PURPOSES OF THE PLAN

          The purposes of this 2000 Stock Benefit Plan (the "Plan") are to enable Home Properties of New York, Inc. (the "Company") and its Subsidiaries to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, responsible for the future success of the Company, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success. It is intended that the Plan will be administered as a "broadly based" plan under the current rules of the New York Stock Exchange.

2.   GENERAL PROVISIONS

     2.1     Definitions

             As used in the Plan:

             (a) "Award" means a grant of a Stock Option, Restricted Stock or SAR.

             (b) "Board of Directors" means the Board of Directors of the
                 Company.

             (c) "Broadly Based Requirements" means the requirements as described in Section 2.7

             (d) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

             (e) "Committee" means the committee appointed by the Board of
                 Directors from time to time to administer the Plan pursuant to Section 2.2. Until changed by the Board of Directors, the Committee shall be the Management and Directors Committee of the Board of Directors.

             (f) "Common Stock" means the Company's Common Stock, $.01 par value.

             (g) "Company" means Home Properties of New York, Inc. and any of its predecessors, subsidiaries or successors.

             (h) "Eligible Director" means a member of the Company's Board of Directors who is not otherwise an employee of the Company or any Subsidiary.

             (i) "Director's Option" means an option grant made to an
                 Eligible Director pursuant to Section 4.2.

             (j) "Fair Market Value" means, with respect to a specific
                 date, (a) if the Common Stock is listed or admitted to trading on any securities exchange or the NASDAQ - National Market System, the closing price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, or (b) if the Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ - National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Committee, or if no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Committee, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the Fair Market Value of the Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

             (k) "Incentive Stock Option" means an option granted under the
                 Plan which is intended to qualify as an incentive stock option under Section 422 of the Code.

             (l) "Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

             (m) "Participant" means a person to whom an Award has been granted under the Plan.


             (n) "Restricted Stock" means shares of Common Stock awarded to a Participant subject to such conditions on vesting, transferability and other restrictions as are established by the Committee.

             (o) "Rule 16b-3" means Rule 16b-3 promulgated under the
                 Securities Exchange Act of 1934, as amended from time to time, or any successor rule.

             (p) "Stock Appreciation Right" means the right to receive a number of shares of Common Stock, an amount of cash, or a combination of shares and cash, the aggregate value of which is determined by reference to a change in the Fair Market Value of the Common Stock (referred to herein also as "SARs").

             (q) "Stock Option" means an Incentive Stock Option or a
                 Non-Qualified Stock Option granted under the Plan.

             (r) "Subsidiary" means Home Properties of New York, L.P., Home
                 Properties Management, Inc., Conifer Realty Corporation, any partnership of which the Company is general partner and holder of a majority of interests or any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the total voting power of all classes of stock in one of the other corporations in such chain.

     2.2 Administration of the Plan

             (a) The Plan shall be administered by the Committee appointed by the Board of Directors which shall at all times consist of two (2) or more persons, each of whom shall be members of the Board of Directors. Each member of the Committee shall be eligible to serve under Rule 16b-3 and such other rules as the Board of Directors may deem appropriate. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine.

             (b) The Committee shall have the full power, subject to and within the limits of the Plan, to: (i) interpret and administer the Plan, and any Awards made under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Award in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Awards shall be granted and the number of Awards and the nature of the Awards to be granted to any person subject to any limitations imposed by applicable law or regulations or resolutions of the Board of Directors of the Company; (iv) determine the terms of Awards granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Committee of any provisions of the Plan or of any Award shall be final, binding and conclusive.

             (c) The Committee may act only by a majority of its members then in office; however, the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

             (d) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

     2.3 Effective Date

             The Plan became effective upon its adoption by the Board of Directors of the Company on February 1, 2000, but no Incentive Stock Option shall be effective unless and until the Plan has been approved by the Company's stockholders on or before January 31, 2001.

     2.4 Duration

             The Plan shall remain in effect until the later of: (a) last expiration date of any Director's Option, Stock Option or SAR awarded under the Plan and (b) the last vesting date of any Restricted Stock Award under the Plan.

     2.5 Shares Subject to the Plan

             The maximum number of shares of Common Stock which may be subject to Awards granted under the Plan shall be 2,200,000. The number of such shares which shall be available for issuance pursuant to Director's Options made to Eligible Directors under the Plan shall be 200,000. The Awards shall be subject to adjustment in accordance with Section 7.1, and shares to be issued upon exercise of Awards may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If an Award or portion thereof shall expire or is terminated, cancelled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Award or portion thereof shall be available for future grants of Awards under the Plan.

     2.6 Amendments

             The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, without limitation, amendments deemed necessary or desirable to comply with
             Section 422 of the Code with respect to Incentive Stock Options, Rule 16b-3 and the rules of the New York Stock Exchange or any successor or replacement provisions and any regulations issued thereunder; provided, however, that no amendment shall be made without the approval of the Company's shareholders if such approval is required in the determination of the Board of Directors in order to preserve the intended benefits of the Plan to the Company and the Participants under applicable laws, rules or regulations of any governmental authorities, stock exchange or other body.

             Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Award previously granted to such Participant.

             The Committee may also amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

     2.7 Participants and Grants

             Awards, other than Director's Options, may be granted by the Committee to those persons other than Eligible Directors who the Committee determines have the capacity to make a substantial contribution to the success of the Company. The Committee may grant Stock Options other than Director's Options to purchase such number of shares of Common Stock (subject to the limitations of Section 2.5) as the Committee may, in its sole discretion, determine provided that, if required for listing the shares on the New York Stock
             Exchange: (a) at least a majority of the Company's full-time employees in the United States, who are "exempt employees," as defined under Fair Labor Standards Act of 1938 shall be eligible to receive Awards under the Plan; and (b) prior to February 1, 2003, at least a majority of the shares of stock underlying Option awards under the Plan must be awarded to employees who are not officers (as currently defined in Rule 16a-1(f) under the Securities Exchange Act of 1934) or directors of the Company (collectively, (a) and (b) and hereinafter referred to as the "Broadly Based Requirements"). Subject to the requirements in the preceding sentence, in granting Stock Options other than Director's Options under the Plan, the Committee, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Stock Options to a Participant in such amounts as the Committee may determine in its sole discretion. Notwithstanding the foregoing, the maximum number of shares of Common Stock covered by all Awards granted in any calendar year to any Participant may not exceed 200,000 shares.

3.    STOCK OPTIONS

     3.1 General

             All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law.

     3.2 Price

             Subject to the provisions of Sections 3.6(d) and 7.1, the exercise price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

     3.3 Period

             Subject to the provisions of Section 3.6(d) the duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

     3.4 Exercise

             Stock Options may be exercisable immediately upon granting of the Stock Option or at such other time or times as the Committee shall specify when granting the Stock Option. Once exercisable, a Stock Option shall be exercisable, in whole or in part, until the expiration or termination of its terms by giving a written notice of exercise, signed by the person exercising the Stock Option, to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full exercise price for the number of shares being purchased. The date both such notice and payment are received by the office of the Corporate Secretary of the Company shall be the date of exercise of the Stock Option as to such number of shares. Notwithstanding any provision to the contrary, no Stock Option may at any time be exercised with respect to a fractional share.

     3.5     Payment of Exercise Price

             The exercise price for shares of Common Stock as to which a Stock Option other than a Director's Option has been exercised and any amount required to be withheld, as contemplated by
             Section 7.3, may be paid:

             (a) in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

             (b) by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate of the exercise price of Common Stock as to which the Stock Option is then being exercised; or

             (c) by the delivery of instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued on the exercise that number of whole shares of Common Stock having a Fair Market Value equal to the exercise price; or

             (d) by any combination of (a), (b) or (c) above.

             The Committee may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the exercise price payable by such Participant upon the exercise of a Stock Option.

     3.6 Special Rules for Incentive Stock Options

             Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

             (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its Subsidiaries.

             (b)  To the extent that the aggregate
             Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and any other Plan of the Company or a Subsidiary, exceeds $100,000 (determined by using the Fair Market Value as of the grant date), such Stock Options shall be treated as Non-Qualified Stock Options.

             (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the exercise price per share paid upon exercise and the date of disposition.

             (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

     3.7 Termination of Employment

             (a) In the event a Participant's employment by, or relationship with, the Company shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c),(d) or (e) hereof while such Participant holds Stock Options granted under the Plan, then all rights of any kind under any outstanding Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

             (b) If a Participant's employment by, or relationship with, the Company or its Subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of one (1) year after termination unless such Stock Option expires earlier by its terms. For purposes of the foregoing sentence, "total disability" shall mean permanent mental or physical disability as determined by the Committee.

             (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of one (1) year after such Participant's death unless such Stock Option expires earlier by its terms.

             (d) If a Participant's employment by the Company shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of three (3) months after termination, unless the Stock Option expires earlier by its terms.

             (e) In the event the Company terminates the employment of a Participant who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the five (5) year period immediately preceding such termination, for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated and which has been held by such Participant for more than six (6) months prior to such termination) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such Stock Option expires earlier by its terms. A termination for "good cause" shall have occurred only if the Participant in question is terminated, by written notice (i) because of his or her conviction of a felony for a crime involving an act of fraud or dishonesty, (ii) intentional acts or omissions on such Participant's part causing material injury to the property or business of the Company, or (iii) because such Participant shall have breached any material term of any employment agreement in place between such Participant and the Company and shall have failed to correct such breach within any grace period provided for in such agreement. "Good cause" for termination shall not include bad judgment or any act or omission reasonably believed by such Participant, in good faith, to have been in, or not opposed to, the best interests of the Company.

     3.8     Effect of Leaves of Absence

             It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered by the Committee as a continuing of the employment relationship of the Participant with the Company or any of its Subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have been ninety (90) days in duration, or (ii) the date as of which the Participant's right to re-employment shall have no longer been guaranteed either by statute or contract.

4.  DIRECTOR'S OPTIONS

     4.1     General

             Each Director's Option granted under the Plan shall be evidenced by an agreement (an "Agreement") duly executed on behalf of the Company and by the Eligible Director to whom such Director's Option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Committee using manual signature. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan or this Section 4 as may be determined by the Plan Administrator. All Director's Options granted under the Plan shall be Non-Qualified Stock Options.

     4.2     Director's Options

             Subject to the limitation in Section 4.1 and to compliance with the Broadly Based Requirements, an option to purchase 7,000 shares of Common Stock (as adjusted pursuant to Section
             7.1 shall be granted in each of the years 2000, 2001 and 2002., immediately following the annual meeting the Company's shareholders, to each member of the Company's Board of Directors (each, a "Director") who is an Eligible Director at such time immediately following such annual meeting. If the grant of the Director's Options on the dates specified above would cause the Plan to not be in compliance with the Broadly Based Requirements, then, in the discretion of the Committee, such options shall be granted instead on the first date to occur on which such grant would not cause that compliance failure. Such additional options shall be granted to Eligible Directors from time to time as may be determined by the Committee.

     4.3     Director's Option Exercise Price

             The exercise price per share for a Director's Option shall be the Fair Market Value determined in accordance with Section 2.1(i) on the date of grant.

     4.4 Exercise

             Director's Options shall be exercisable immediately upon grant and are exercisable in whole or in part, at any time from time to time, until the expiration or termination of their term in accordance with Section 4.6 by giving written notice of exercise, signed by the person exercising the Director's Option, to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Director's Option is then being exercised together with payment of the full exercise price for the number of shares of Common Stock to be purchased. The date both such notice and payment are received by the office of the Corporate Secretary of the Company shall be the date of exercise of the Director's Option as to such number of shares. Notwithstanding any provision to the contrary, no Director's Option may at any time be exercised with respect to a fractional share.

     4.5 Payment of Exercise Price

             The exercise price  may be paid:

             (a) in cash, or by check, bank draft or money order payable in
                 United States dollars to the order of the Company; or

             (b) by the delivery by the Director to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of the Common Stock as to which the Stock Option is then being exercised; or

             (c) delivery of instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued on the exercise that number of whole shares having a Fair Market Value equal to the exercise price; or

             (d) by any combination of (a), (b) or (c) above.

     4.6 Term of Director's Options

             Each Director's Option shall expire five (5) years from its date of grant, but shall be subject to earlier termination as follows:

             (a) In the event of the termination of a Director's Option holder's service as a Director, by reason of his or her removal as Director (by the shareholders, the Board of Directors or otherwise), the then-outstanding Director's Options of such holder (whether or not then exercisable) shall automatically expire on (and may not be exercised on) the effective date of such termination.

             (b) In the event of the termination of a Director's Option holder's service as a Director by reason of retirement or total and permanent disability, the then-outstanding Director's Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director's Options, regardless of whether such Director's Options were previously exercisable, and each such Director's Option shall expire one (1) year after the date of such termination or on the stated expiration date, whichever is earlier. For purposes of this Section 4.6, the phrase "by reason of retirement" means (a) mandatory retirement pursuant to Board policy or (b) termination of service by deciding not to stand for re-election.

             (c) In the event of the death of a Director's Option holder while such holder is a Director, the then-outstanding Director's Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director's Options, regardless of whether such Director's Options were previously exercisable, and each such Director's Option shall expire one (1) year after the date of death of such optionee or on the stated grant expiration date, whichever is earlier.

             Exercise of a deceased holder's Director's Options that are still exercisable shall be by the estate of such holder or by the person or persons to whom the holder's rights have passed by will or the laws of descent and distribution.

             (d) In the event of the termination of a Director's Option holder's service as a Director for any reason other than as described in Sections 4.6(a)-(c), including without limitation, expiration of the Director's term in office (without renomination or reelection) or by resignation, the then outstanding Director's Options of such holder shall become exercisable, to the full extent of the number of shares of Common Stock remaining covered by such Director's Options, regardless of whether such Director's Options were previously exercisable, and each such Director's Option shall expire three(3) months after the effective date of such termination.

             4.7 Limitation of Rights

             Neither the recipient of a Director's Option under the Plan nor the recipient's successor or successors in interest shall have any rights as a shareholder of the Company with respect to any shares of Common Stock subject to a Director's Option granted to such person until the date of issuance of a stock certificate for such shares of Common Stock.

     4.8 Limitation as to Directorship

             Neither the Plan, nor the granting of a Director's Option, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a Director for any period of time or at any particular rate of compensation.

     4.9 Limit on Awards to Eligible Directors

             Notwithstanding any provision to the contrary, an Eligible Director shall not be entitled to receive or participate in any Award under the Plan other than Director's Options which are granted to such Eligible Director pursuant to Section 4.2 and meet all of the requirements of Section 4 applicable thereto.

     4.10 Termination of Director's Options

             Notwithstanding any provision to the contrary, no Director's Option shall be granted pursuant to Section 4.2 on a date when the number of shares of Common Stock authorized for issuance pursuant to the Plan and then available for issuance pursuant to new Director's Options is less than the aggregate number of such shares which would be issuable pursuant to Director's Options otherwise required to be granted on such date.

     4.11 Conflicting Provisions

             In the event of any conflict between a provision of this
             Section 4 and a provision in any other paragraph of the Plan with respect to Director's Options, such provision of this
             Section 4 shall be deemed to control. Except in the case of conflict, however, provisions in other sections are applicable.

5.    STOCK APPRECIATION RIGHTS

     5.1     Stock Appreciation Rights

             In conjunction with the granting of Stock Options, the Committee may, in its discretion, award SARs to an officer or employee which entitle such individual to receive payment from the Company in accordance with this section and upon such terms and conditions as the Committee shall determine from time to time.

     5.2     Grant of SAR

             A SAR granted under this Section may be made part of a Stock Option at the time such Stock Option is granted or at any time thereafter until the option expires.

     5.3     Amount Payable Upon Election

             A SAR shall entitle the Participant to elect to receive, in lieu of exercising the Stock Option to which it relates, an amount (payable, in the sole discretion of the Committee, in cash, Common Stock, or a combination thereof) equal to 100 percent of the excess of:

                 (a) the Fair Market Value per share of the Company's Common Stock on the date such SAR is exercised, multiplied by the number of shares with respect to which such SAR is being exercised, over

                 (b) the aggregate option exercise price (under the stock option agreement to which the SAR relates) for such number of shares of Common Stock.

     5.4     Exercise of SAR

             A SAR shall be exercisable only to the extent that it has a positive value and the Stock Option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.
             Further, in the case of an officer of the Company subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the SAR must be exercised during the period beginning on the third business day following the date of release for publication by the Company of financial data specified under Rule 16b-3(e)(1)(ii) under the Securities Exchange Act of 1934 and ending on the twelfth business day following such date.

    5.5      Effect on Related Stock Option

             Upon the exercise of a SAR, the related Stock Option (or the appropriate portion thereof) with respect to which such SAR is exercised shall be automatically cancelled and shall not thereafter be exercisable.

     5.6     Effect on Stock Subject to Plan

             For purposes of determining the number of shares available under the Plan, all shares of Common Stock with respect to which a SAR is exercised shall no longer be available.

6.    RESTRICTED STOCK AWARDS

     6.1     Grants

             The Committee may, in its discretion, grant one or more Restricted Stock Awards to any eligible employee. Each such grant shall be evidenced by a Restricted Stock Award Document, which shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares, if any, by the Participant, the restrictions imposed on such shares, and the conditions of release or lapse of such restrictions. Stock certificates evidencing shares of Restricted Stock subject to restrictions shall be held by the Company until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award. Promptly after the lapse of restrictions, a certificate or certificates evidencing the number of shares of Common Stock as to which the restrictions have lapsed shall be delivered to the Participant. The Participant shall deliver to the Corporation such further assurance and documents as the Committee may require.

     6.2     Restrictions

             (a) Pre-Vesting Restraints. Shares of Common Stock comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

             (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Document, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares of Common Stock issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock that ceases to be eligible for vesting.

             (c) Accelerated Vesting. Unless otherwise provided by the Committee, the restrictions on Restricted Stock shall lapse upon the Participant's termination of employment with the Corporation by reason of Retirement, Total Disability or death.

             (d) Forfeiture. Unless otherwise specified by the Committee, Restricted Stock as to which the restrictions have not lapsed in accordance with the provisions of the Award or pursuant to
             Section 6.2(c) shall be forfeited upon a Participant's termination of employment. Upon the occurrence of any forfeiture of shares of Restricted Stock, such forfeited shares shall be automatically transferred to the Company without payment of any consideration by the Company and without any action by the Participant.

7.    MISCELLANEOUS PROVISIONS

     7.1 Adjustments Upon Changes in Capitalization

             In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Awards or Director's Options may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing: (a) in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date of vesting of an Award or the date after which an Award may or may not be exercised or the stated expiration date thereof; and (b) in the event of a Participant's termination of employment under the circumstances described in the Company's Executive Retention Plan and, dated February 2, 1999 (as that plan may be subsequently amended the "Retention Plan") that would entitle the Participant to receive benefits under the Retention Plan, each Stock Option held by such Participant shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of termination) and shall remain so exercisable by such Participant for a period of three (3) months after termination, unless the Stock Option expires
             earlier by its terms.   Adjustments or changes under this
             Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

     7.2 Non-Transferability

             No Award or Director's Option shall be transferable except by will or the laws of descent and distribution, nor shall any Award or Director's Option be exercisable during the Participant's lifetime by any person other than the Participant or his guardian or legal representative. Any purported transfer contrary to this provision will be null and void and without effect.

     7.3 Withholding

             The Company's obligations under this Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Award may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

     7.4     Compliance with Law and Approval of Regulatory Bodies

             No Award or Director's Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which an Award or Director's Option is exercised may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

     7.5 No Right to Employment

             Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefore, to the same extent as might have been done if the Plan had not been adopted.

     7.6 Exclusion from Pension Computations

             By acceptance of any Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any Subsidiary.

     7.7 Abandonment of Options

             A Participant may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Committee may from time to time prescribe. A Participant shall have no further rights with respect to any Stock Option so abandoned.

     7.8 Severability

             If any of the terms of provisions of the Plan conflict with the requirements of Rule 16b-3, then such terms or provisions shall be deemed inoperative as to directors and officers to the extent they so conflict with the requirements of Rule 16b-3.

     7.9     Interpretation of the Plan

             Headings are given to the Sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

     7.10    Use of Proceeds

             Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

     7.11 Construction of Plan

             The place of administration of the Plan shall be in the State of New York, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York.